                                                                   EXHIBIT 21.01


                              THE ST. JOE COMPANY
                                SUBSIDIARY LIST

1133 D.C., L.L.C. f/k/a Centrum 780, L.L.C.
1750 K, L.L.C.
280 Interstate North, L.L.C.
Advantis Construction Company
Advantis Real Estate Services Company
Apalachicola Northern Railroad Company
Arvida Capital Contracting, Inc.
Arvida Central Florida Contracting, Inc.
Arvida Community Sales, Inc.
Arvida Housing L.P., Inc.
Arvida Mid-Atlantic Homes, Inc.
Arvida Mid-Atlantic Contracting, Inc.
Arvida Mortgage Services, Inc.
Arvida Northeast Florida Contracting, Inc.
Arvida Resorts & Clubs, L.L.C. f/k/a St. Joe/Arvida West Florida Resort
  Holdings, L.L.C.
Arvida West Florida Contracting, Inc.
Beckrich Call Center, L.L.P.
Beckrich Office Building I, L.L.C.
CCK Real Estate, Inc.
Florida's Preferred School of Real Estate, Inc. f/k/a MCK Real Estate Education
  Center of Florida, Inc.
Goodman-Segar-Hogan-Hoffler, L.P.
Riverside Corporate Center, L.L.C.
Saussy Burbank, Inc.
Signature Properties, Inc.
Southeast Bonded Homebuilder Warranty Association, L.L.C.
Southeast Insurance Company
Southhall Center, L.L.C.
Southwood Office, L.L.C.
St. Joe Capital I, Inc.
St. Joe Commercial Development, Inc.
St. Joe Commercial, Inc.
St. Joe Deerwood Park, L.L.C.
St. Joe Development, Inc.
St. Joe Finance Company
St. Joe Hospitality Development, Inc.
St. Joe Land Company
St. Joe Real Estate Services, Inc. d/b/a Arvida Realty Services
St. Joe Residential Acquisitions, Inc.
St. Joe Terminal Company
St. Joe Timberland Company, L.L.C.
St. Joe Title Services, Inc.
St. Joe Utilities Company
St. Joe/Alhambra Development Company
St. Joe/Alhambra Management Company
St. Joe/Arvida Company, Inc.
St. Joe/Central Florida Development, Inc.
St. Joe/Central Florida Management, Inc.
St. Joe/CNL Plaza, Inc.
St. Joe/Legacy, Inc.
St. Joe-Arvida Homebuilding, L.P.
St. Joe-Southwood Properties, Inc. (reinstated)
Sunshine State Cypress, Inc.
Talisman Sugar Corporation
The Port St. Joe Marina
TNT Deerwood, L.L.C.
TOL Golf Way Center, L.L.C. f/k/a/ Arvida
  Club Management, L.L.C.
WaterColor Realty, Inc.
Westside Corporate Center, L.L.C.